SHAREHOLDERS AGREEMENT

THIS AGREEMENT dated for reference the 25th day of May, 2003.

BETWEEN:

GILDER ENTERPRISES, INC., a Nevada corporation, having its registered offices at 2300 West Sahara Avenue, Suite 500, Las Vegas, Nevada, USA 89102

(hereinafter called “Gilder”)

5G WIRELESS COMMUNICATIONS PTE LTD., a Singapore corporation, having its registered offices at Penthouse Level, Suntec Tower 3, 8 Temasek Boulevard, Singapore 038988.

(hereinafter called “5G”)

MICHAEL PEH HIN TAN, a Singapore national (Singapore passport number 1686630Z), resident at #4, Kengchin Road, Singapore, 258707.

(hereinafter called “Tan”)

AND:

NEX CONNECTIVITY SOLUTIONS INC., a Canadian corporation, having its registered offices at 3639 Garibaldi Drive, North Vancouver, British Columbia, Canada V7H 2W2.

(hereinafter called the “Company”)

WHEREAS:

A.
Gilder, 5G and Michael Peh Hin Tan, a Singapore national who is the principal shareholder of 5G (“Tan”), have together agreed to establish a joint venture to pursue Internet access business opportunities in North America (the “JV”), which will initially target hotel property Internet access opportunities in Vancouver, BC.

B.	The JV will be pursued through incorporated joint venture entities owned by Gilder and 5G.

C.	The Company has been incorporated to undertake the Canadian operations of the JV.

D.	The authorized capital of the Company consists of 100 Shares of which the following are issued and outstanding as fully paid and non-assessable:

Shareholder	Common Shares

Gilder or its wholly-owned Affiliate	51

5G or its wholly-owned Affiliate	49

E.	Gilder, 5G, Tan and the Company desire to enter into this Agreement in order to record their respective rights and obligations in respect of the incorporated Canadian joint venture entity.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutua1 covenants and agreements hereinafter set forth, the parties hereto agree each with the other as follows:

PART 1 – INTERPRETATION

1.01          Where used in this Agreement each of the words and phrases set out in Schedule “A” hereto shall have the meanings therein set forth.

1.02          This Agreement shall in all respects be governed by and be construed in accordance with the laws of the Province of British Co1umbia.

1.03          If any provision of this Agreement is or becomes illegal, invalid or unenforceable in whole or in part, in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

1.04          Wherever the singular or the masculine is used herein the same shal1 be deemed to include the plura1 or the feminine or the body politic or corporate where the context or the parties so require.

1.05          The headings of the Parts of this Agreement are inserted for convenience only and shall not affect the construction hereof.

1.06          Unless otherwise stated a reference herein to a numbered or lettered paragraph refers to the paragraph of each Part bearing the number or letter in this Agreement.

1.07          All accounting terms not defined in this Agreement shall have those meanings generally ascribed to them in accordance with Canadian generally accepted accounting principles, applied consistently.

1.08          The following schedules annexed hereto are incorporated into this Agreement by reference and deemed to be part hereof:

Schedule A	Definitions
Schedule B	Escrow Agreement
Schedule C	Equipment and Software to be Provided by 5G
Schedule D	Guarantee Agreement
Schedule E	Security Agreement

PART 2 - CONDUCT OF THE AFFAIRS OF THE COMPANY

2.01          Subject to paragraph 2.02 the Shareholders shall vote their Shares so that the Board shall be comprised of two (2) directors and so that one nominee of each of the Shareholders is a director of the

Company. In the event that a position on the Board shall be open for any reason whatsoever, the Shareholder whose nominee shall have formerly occupied such position shall be entitled to nominate a new director to fill such vacancy.

2.02          In the event that a nominee to the Board of one of the Shareholders shall fail to act and vote as a director to carry out the provisions of this Agreement, then the Shareholders agree to exercise their right as shareholders of the Company and in accordance with the Articles of the Company to remove such nominee from the Board and to elect in the place or stead thereof such individual who will use their best efforts to carry out the provisions of this Agreement.

2.03          Un1ess otherwise provided herein the conduct of the business of the Company shall be governed in accordance with its Articles.

2.04          A quorum required for the transaction of business at a meeting of the Board shall be two (2) directors or their alternates.

2.05          The Gilder nominee shall chair the Board of Directors and shall have a deciding vote in the instance where the Board is deadlocked in any vote required on a matter before it.

2.06          The following matters shall only be undertaken with the consent in writing of the directors of the Company able to vote at any meeting of the Board:

(a)	The sa1e, lease, transfer, mortgage, pledge or other disposition of the undertaking of the Company or any of its subsidiaries;

(b)	Any increase or reduction in the capital of the Company;

(c)	The consolidation, merger or amalgamation of the Company with any other company, association, partnership or legal entity;

(d)	Any single capital expenditure of the Company in excess of $5,000, or any lease by the Company of property having a fair market value in excess of $5,000;

(e)
Any borrowing by the Company or any of its subsidiaries which would result in the aggregate indebtedness of the Company (other than amounts due to Shareholders) being in excess of $5,000 at any one time;

(f)	Any loans by the Company or any of its subsidiaries to any Shareho1ders, or to an Affiliate;

(g)	Any transaction out of the ordinary course of the business of the Company;

(h)	Any contract between the Company and any Shareholders or an Affiliate;

(i)	Any change in the authorized signing officers in respect of legal documents or any bank or other financial institution;

(j)
Any agreement by the Company, which restricts or purports to restrict or which permits any other party to accelerate or demand the payment of any indebtedness of the Company upon the sale, transfer or other disposition by a Shareholder of his Shares and/or Loan;

(k)	All employment contracts made by the Company;

Provided that nothing in this paragraph 2.06 shall be construed so as to fetter the discretion of the directors of the Company to require such directors to act in a particular way with respect to any of the foregoing matters.

2.07          Each Shareholder shall, for so long as they are the owners of shares of the Company, devote such of their corporate time and energies to the business and affairs of the Company, and shall cause their respective Representatives to similarly devote such of their time and energies, as are appropriate to the immediate demands of the responsibilities for which they are responsible, given a normal and reasonable time allowance for persona1 business. At all times, said Shareholders shall use their best efforts, skill and abilities to promote the interests of the Company,

2.08          Except with the unanimous consent in writing of the other Shareholder, no Shareholder shall, while they are a shareholder in the Company, or within a period of three (3) years next after they shall have ceased to be a Shareholder:

(a)
Directly or indirectly, whether as principal, agent, emp1oyee or director of a company or otherwise, or by means of corporate or other device, solicit or aid in the solicitation of any business similar to the business being carried on by the Company from any customer or customers of the Company or, in the event of having ceased to be a Shareholder, any customer or prospective customers of the Company with whom they had business dealings on behalf of the Company at any time before ceasing to be a Shareholder in the Company; or,

(b)
Directly or indirectly, whether as principal, agent, emp1oyee or director of a company, or otherwise or by means of corporate or other device, aid or otherwise act for any business in Canada similar to the business being carried on by the Company; or,

(c)
Directly or indirectly, use or disclose to any person, except to duly authorized officers and employees of the Company entitled thereto, any trade secret, business data, or other information acquired by them by reason of their involvement and association with the Company.

2.09          The non-competition provisions in 2.08 apply to each Shareholder and all of their employees, directors, consultants and any other individuals that they may make aware of or otherwise involve in the business of the Company.

2.10          Each of the Shareholders acknowledge that, by reason of their unique knowledge of the business of the Company, the scope of the covenants in paragraph 2.08 are reasonable and commensurate with the protection of the legitimate interests of the Company. It is further understood and agreed that the covenants contained in paragraph 2.08 shall subsist even if the rest of this Agreement shall be terminated for any reason whatsoever and is severable for such purpose.

PART 3 – SHAREHOLDERS' CONTRIBUTIONS, FINANCING, DISTRIBUTION OF NET PROFIT

3.01          The financial contribution of the Shareholders to the Company shall be kept at as low a level as possible.

Initially the subscribed capital shall be:

	Common	Purchase
Name	Shares	Price

Gilder	51	Cdn$51.00

5G	49	Cdn$49.00

and, initial non-interest bearing loans shall be:

Gilder
Up to US $40,000 in respect of cash to be provided to the Company as it shall formally request from time to time, by providing a minimum of seven (7) days prior written notice to Gilder. All monies so advanced are to be secured by Demand Promissory Notes supported by Guarantee and Security Agreements to be provided by 5G and Tan (in the forms specified in Schedules D and E).

5G
US $10,000 in respect of the deemed value, which will be no less than the fair market value, of certain equipment and software necessary to establish the operations of the Company, which are to be provided to the Company on a fully tax paid basis in Vancouver on or before June 15, 2003, as detailed in Schedule C.

3.02          Funds required from time to time by the Company will be obtained, to the greatest extent possible, by borrowing from a chartered bank or other institutional lender.

3.03          Except with the unanimous agreement of the Shareholders no Shareholder shall be obliged to enter into any agreement of guarantee with respect to the indebtedness of the Company or to pledge his credit on behalf of the Company, and the sole financial obligation of a Shareholder shall be as set forth in paragraphs 3.0l and 3.04 hereof. Any such guarantees shall be borne by the Shareholder pro rata in proportion to the shareholdings of common shares in the Company (at the time of demand for payment by such bank or institution) and if any of the Shareholders discharges any liabilities of the Company either direct1y or pursuant to such guarantee given hereunder, then the Shareholder discharging the liabilities shall have the right to be reimbursed by the party not so contributing so that in the end result, each of the Shareholders shall have contributed in proportion as aforesaid.

3.04          In the event that the Company is unable to obtain funds as provided in paragraph 3.02 hereof and approved by a majority of the Board, the Company may make a written request to all Shareholders for a loan. The Company's request for a loan shall be made to each Shareholder pro rata in proportion to his shareho1dings of common shares in the Company. A Shareholder shall advance the money required from him within 30 days of receipt of the written request for the loan. Unless specified in the Company's request the Loans shall not bear interest. No Shareholder shall, so long as he remains a Shareholder, demand repayment of his Loan. If the Company repays the Loans, in whole or in part, it shall do so pro rata in proportion to each Shareholder's contribution by way of Loan.

3.05          The Shareho1ders shall postpone and subordinate all Loans to the permanent financing or other borrowing of the Company to the extent required by the Board.

3.06          Subject to 3.07 and except when precluded or otherwise prohibited by the terms of debt financing and to the extent permitted by law, the net profit of the Company avai1able for distribution, after making such provisions and transfers to reserves as shall be required in the opinion (expressed by resolution) of the Board to meet expenses or anticipated expenses, shall be distributed annually (unless otherwise unanimously agreed by the Shareholders), firstly by way of repayment of Loans on a pro rata basis, and secondly by way of dividend.

3.07           For the first 24 months from the effective date of this Agreement, it is agreed that the Company will retain and reinvest in its business all net profits earned.

3.08          In respect of the proprietary software to be provided by 5G to the JV and its grant of the exclusive North American license rights for the use of same, upon execution of this Agreement 5G herewith agrees to the use of same by the Company on a fully paid basis as part of its contribution.

PART 4 - RESTRICTIONS ON TRANSFER, RIGHT OF FIRST REFUSAL

4.01          Except as otherwise expressly permitted in this Agreement:

(a)
No Shareholder shall sell, transfer or otherwise dispose of or offer to sell, transfer or dispose of any of their Investment, unless that Shareholder (the "Offeror”) first offers the Company and the other Shareholder by notice in writing (the “Offer”) de1ivered to the Secretary the prior right to purchase, receive or otherwise acquire the same;

(b)	The Offer shall set forth:

	(i)	The Investment or part thereof offered for sale, which must:

		(A)	Be in a block so that for every common share offered for sale there must also be offered for sale the proportionate ratio as near as circumstances permit of the Offeror's Loan then outstanding; and

		(B)	Represent a minimum of 50% of the investment then held by the Offeror;

	(ii)	The consideration therefor, expressed in lawful money of Canada;

	(iii)	The terms and conditions of the sale:

		(A)	When and how said consideration is to be paid;

		(B)	If there is an unpaid balance of the said consideration upon closing, the payment terms and the interest rate payable upon said unpaid balance;

(C) The security, if any, for the unpaid balance of the said consideration;

(iv)
That the Offer shall either be accepted in its entirety or not at all, and that it is open for acceptance by the Company and the other Shareholder for a period of 60 days after receipt of such Offer by the Secretary;

(c)	Upon receipt of the Offer, the Secretary shall forthwith:

	(i)	Transmit the Offer to each director of the Board;

	(ii)	Transmit the Offer to the other Shareholder; and

	(iii)	Call a meeting of the Board to consider the Offer;

(d)
The Company shall have the first right to accept the Offer and to the extent that it is accepted the other Shareholder agrees to refuse any pro rata offer by the Company to purchase shares which may be required to be made by the Company under the Act or its Articles;

(e)	If the Offer is not wholly accepted by the Company within 30 days after receipt thereof by the Secretary:

	(i)	The Secretary shall advise the other Shareholder of the extent to which the Offer is still open forthwith upon the expiration of the aforesaid 30 day period;

	(ii)	That portion of the Offer not accepted by the Company shall be open for acceptance within the next 14 days by the other Shareholder;

	(iii)	Acceptance by the other Shareholder shall be by written notice to the Secretary;

	(iv)	The Secretary shall advise the Company of the extent to which the Offer is still open forthwith upon the expiration of the aforesaid 14 day period;

(f)
If, and to the extent the Offer is not accepted by the other Shareholder within the 14 days that it is open to them, the Company shall be entitled prior to the expiration of the Offer to accept the Offer with respect to that portion of the Investment as shall then be availab1e, in which event the other Shareholder agrees to refuse any pro rata offer by the Company to purchase shares which is required to be made by the Company under the Act or its Articles;

(g)	Prior to the expiration of the 60 day period, the Secretary sha11 advise the Offeror whether the Offer has been accepted in its entirety and by whom;

(h)
If the Offer is not wholly accepted within the 60 days that it is open, the Offeror may, within 120 days after the expiry of the 60 day period for acceptance, se11, transfer or otherwise dispose of that portion of their Investment comprising the remainder of the Offer as shall then be available for offer under this Part for sale to any other person, firm or corporation (a “Third Party”) for not less than the consideration and on no better terms and conditions than as set out in the Offer.

Upon the expiry of the said 120 day period without completion of a sale to a Third Party, the provisions of this paragraph 4.01 will again become applicable to the sale, transfer or other disposition of the Offeror's Investment or any part thereof and so on from time to time;

(i)
No disposition of any Investment permitted by this paragraph 4.01 shall be made unless the Third Party shall have entered into an agreement with the other Shareholder and the Company by which the Third Party shall be bound by and entitled to the benefit of the provisions of this Agreement and the other Shareholder and the Company shall enter into such an agreement;

(j)
Upon the acceptance of the Offer, the Company, the other Shareholder and the Third Party, as the case may be shall purchase, at the purchase price determined as aforesaid, the Investment (or that part thereof) of the Offeror being sold and the closing of the purchase thereof shall occur on the 30th day following the date of the last acceptance in respect to the Offer or, if that day is a non-judicial day; then on the next ensuing judicial day (or such other date as parties thereto may agree), at which time the appropriate parties shall execute and deliver such certified cheques, promissory notes, share certificates, instruments; conveyances, assignments, escrow agreements and releases as may be reasonably required to effect and complete the sale; and

(k)
The other Shareholder and the Company covenant and agree, in respect to any Shareholder who shall have disposed of all their Investment in compliance with the provisions of this Agreement, to use their best efforts to cause to be discharged or cancelled any guarantee or pledge issued or granted by such Shareholder in respect of the Company.

4.02          Notwithstanding paragraph 4.0l(a), any Shareholder may sell, transfer or otherwise dispose of the whole or any of their Investment to any of their Affiliates provided that the Shareholder and the Affi1iate enter into an agreement with the other Shareholder that:

(a)	The Affiliate will remain such so long as the Affiliate holds the Investment or any part thereof;

(b)
Prior to the Affiliate ceasing to be such the Affi1iate will transfer its Investment back to the Shareholder or to another Affiliate of the Shareholder provided that such other Affi1iate enters into an agreement similar to this Agreement with the other Shareholder and the Company; and

(c)	The Affiliate will otherwise be bound by and have the benefit of the provisions of this Agreement.

4.03          Except as specifically provided herein, no Shareholder shall mortgage, pledge, charge, hypothecate or otherwise encumber their Investment or any part thereof without the prior written consent thereto of the other Shareholder, which consent may be arbitrarily withhe1d without giving any reason therefore,

4.04          Notwithstanding any other provision of this Agreement, no Shareholder shall be entitled to sell, transfer or otherwise dispose of any of their Investment in accordance with paragraphs 4.0l or 4.02 if they are at such time a Defaulting Shareholder as defined in Part 8, unless prior to or concurrently with such sale, transfer or other disposition they cease to be a Defaulting Shareholder.

4.05          Notwithstanding any other provision of this Agreement, no Shareholder shall be entitled to sell transfer or otherwise dispose of any of their Investment or any part thereof without first obtaining:

(a)	The prior written consent of the other Shareholders, if such action would permit any other party to accelerate or demand the payment of any indebtedness of the Company; or

(b)	The consent of any other party, if such consent is required by agreement of the Company with that party.

4.06          Upon execution of this Agreement, the Shareholders shall surrender to the Company and there shall be legibly stamped or endorsed upon each certificate representing the Shares a statement as follows:

"The shares represented by this certificate are transferab1e only in compliance with and pursuant to the terms of an agreement between Glider, 5G, Tan and the Company dated for reference the 25th day of May, 2003.”

PART 5 - COMPULSORY BUY-OUT

5.01          An Instigator desiring to offer all, but not less than all, of their Investment to the other Shareholder (the "Recipient") pursuant to this Part 5, shall deliver a notice in writing (the "Compulsory Offer") to the Secretary and the Recipient containing offers on the part of the Instigator:

(a)          To sell to the Recipient their Investment stipulating the number and class of shares they own and the price per share of the proposed transfer, the product of which, together with the amount due the Instigator by way of Loan, will be the price of their Investment and stipulating the terms and conditions of sale; or

(b)          To buy from the Recipient the Recipients’ Investment at the price per share set by the Instigator pursuant to subparagraph (a), together with the amount due the Recipient by way of Loan, and stipulating that the sale of the Recipient’s Investment is to be made on the same terms and conditions as set forth in subparagraph (a).

5.02          The Recipient shall be entitled at their option within 60 days from the date of the receipt of the Compulsory Offer, by notice in writing to the Secretary and the Instigator, to either:

(a)          Buy the Instigator’s Investment, at the price and upon the terms and conditions of purchase and sale contained in the Compulsory Offer; or

(b)          Sell to the Instigator the Recipient’s Investment at the price and upon the terms and conditions of purchase and sale contained in the Compulsory offer.

PART 6 – (intentionally blank)

PART 7 – (intentionally blank)

PART 8 – DEFAULT

8.01           It is an event of default (a “Default”) if a Shareholder (the "Defaulting Shareholder"):

(a)          Fails to observe, perform or carry out any of their obligations hereunder and such failure continues for 30 days after the Shareholder not in default (the "Non-Defaulting Shareholder") has in writing demanded that such failure be cured;

(b)          Fails to take reasonable actions to prevent or defend assiduously any action or proceeding in relation to any of their Investment for seizure, execution or attachment or which claims:

(i)	Possession;

(ii)	Sale;

(iii)	Foreclosure;

(iv)	The appointment of a receiver or receiver-manager of his assets; or

(v)	Forfeiture or termination;

of or against, any of the Investment of the Defaulting Shareholder, and such failure continues for 30 days after a Non-Defaulting Shareholder has in writing demanded that such reasonable actions be taken or the Defaulting Shareholder fails to defend successfully any such action or proceeding;

(c)          Becomes a bankrupt or commits an act of bankruptcy or if a receiver or receiver-manager of its assets is appointed or makes an assignment for the benefit of creditors or otherwise

8.02          It is also a Default and such Shareholder will be the Defaulting Shareholder and the other Shareholder the Non-Defaulting Shareholder if:

(a)	Such Shareholder for any reason ceases to either:

	(i)	Be a Director of the Company; or

	(ii)	Have a Representative who is a Director of the Company; or

(b)          With respect to a Shareholder that is a corporation, the Control of such corporate Shareholder is changed.

8.03          In the event of a Default under paragraph 8.0l, the Non-Defaulting Shareholder(s) may do any one or more of the following:

(a)          Pursue any remedy available to them in law or equity, it being acknowledged by each of the Shareholders that specific performance, injunctive relief (mandatory or otherwise) or other equitable relief may be the only adequate remedy for a Default;

(b)          Take all actions in their own names or in the name of the Defaulting Shareholder, the Shareholders or the Company, that may reasonably be required to cure the Default, in which event all payments, costs and expenses incurred therefor shall be payable by the Defaulting Shareholder to the Non-Defaulting Shareholder on demand with interest as provided in paragraph 4.01;

(c)        Implement the buy-sell procedure as set out in paragraph 8.05 by notifying the Secretary of the Default and the name of the Defaulting Shareholder;

(d)        If applicable, implement the Default Loan procedure as set out in paragraph 8.06 hereof; or

(e)        Waive the Default provided, however, that any waiver of a particular Default shall not operate as a waiver of any subsequent or continuing Default.

8.04           In the event of a Default under paragraph 8.02, the Non-Defaulting Shareholder shall implement the buy-sell procedure as set out in paragraph 8.05 by notifying the Secretary of the Default and the name of the Defaulting Shareholder.

8.05          In the event the buy-sell procedure herein is implemented, the Defaulting Shareholder is deemed to offer to sell to the Company and the Non-Defaulting Shareholder all but not less than all of their Investment on the following terms and conditions:

(a)        The price payable (the “Defaulting Investment Purchase Price”) for the Investment of the Defaulting Shareholder shall be the Investment Purchase Price;

(b)        The terms and conditions of the sale shall be that:

(A)	At closing, 25% of the said consideration is to be paid by certified cheque to the Offeror;

(B)
At closing, there shall be delivered 3 promissory notes in favour of the Offeror each for 25% of the said consideration with the first dated 6 months after the closing date and the others 12 and 18 months thereafter respectively;

(C)
The unpaid balance of the said consideration shall bear interest before and after the maturity of the promissory notes at the Prime Rate, such interest to be calculated and payable semi-annually in arrears;

(D)
As security for the unpaid balance of the said consideration, the purchaser will, on the closing, execute and deliver an escrow agreement in the form of agreement annexed hereto as Schedule “B” (the Escrow Agreement); and

(E)	At any time, and from time to time, the unpaid balance of the said consideration or any part thereof may be prepaid without notice, bonus or penalty in the reverse order of its maturity;

(c)          The Investment shall be sold in accordance with the procedure specified in paragraphs 4.0l(c), (d) and (e) (as if the Defaulting Shareholder was the "Offeror and the Non-Defaulting Shareholder was the “Other”);

(d)          After compliance with paragraph (c) hereof to the extent the Offer has not been accepted, the Company shall purchase such portion of the Interest as shall be available; and

(e)        The provisions of paragraphs 4.01(j) and (k) shall apply as may be applicable.

8.06          In addition to the rights of the Non-Defaulting Shareholder provided for in paragraphs 8.03 and 8.04 hereof, if the Defaulting Shareholder defaults by refusing or failing to make a contribution or payment as provided in paragraph 3.04 hereof, then:

(a) The Non-Defaulting Shareholder may elect not to make their respective concomitant contribution or payment as provided in this paragraph in which case:

(i) The Non-Defaulting Shareholder shall not be considered to have committed an act of Default; and

(ii) The Defaulting Shareholder shall be considered to remain in Default notwithstanding the refusal of the Non-Defaulting Shareholder to make a contribution or payment;

(b)        In the event the Non-Defaulting Shareholder has made their respective concomitant contribution or payment, they may elect to have the Company return such contribution or payment to them in which case:

(i) The shareholders shall cause the Company to forthwith pay to the Non-Defaulting Shareholder the amount of such contribution or payments; and

(ii) The Defaulting Shareholder shall be considered to remain in default;

(c)        If the Non-Defaulting shareholder does not elect as provided in paragraphs (a) and (b), the Non-Defaulting Shareholder may elect to make, and are hereby authorized by the Defaulting Shareholder to make, such contribution or payment (the “Default Loan”) on behalf of and for the account of the Defaulting Shareholder in which event the Defaulting Shareholder shall pay, or cause to be paid, to the Non-Defaulting Shareholder:

(i) The amount of the Default Loan;

(ii) The reasonable costs (exclusive of interest provided for in subparagraph (iii)) of the Non-Defaulting Shareholder relating to obtaining monies to make the Default Loan; and

(iii) Interest calculated and payable on the first business day of each and every month on the amount of the Default Loan outstanding from time to time equal to:

(A) The Prime Rate at the time the Default Loan is made plus 4% per annum, if any such monies are not borrowed by the Non-Defaulting Shareholder; or

(B) The rate of interest payable by the Non-Defaulting Shareholder to any arms-length third party on any monies borrowed by them to make the Default Loan plus 4% per annum.

8.07           If, and so long as a Shareholder is a Defaulting Shareholder, as a result of a default under paragraph 3.04, all monies payab1e to that Defaulting Shareholder by the Company by way of dividends, repayment of loans or other distribution shall be paid to the Non-Defaulting Shareholder until they have received:

(a)         The amount set out in paragraph 8.06(c); or

(b)        If the Non-Defaulting Shareholder elected pursuant to paragraph 8.06(b), an amount equal to the concomitant contribution or payment already made by the Non-Defaulting Shareholder in the circumstances set out in paragraph 8.06(b); at which time the Defaulting Shareholder is no longer a Defaulting Shareholder; but in no event shall the Defaulting Shareholder be entitled to any amount of, or credit for, the amount not paid to it as aforesaid or any interest thereon.

8.08           Upon the request of the Non-Defaulting Shareholder, from time to time, the Defaulting Shareholder and the director of the Company nominated by them shall vote to ensure that any monies of the Company available for payment of dividends or repayment of loans will be paid by the Company in accordance with paragraph 8.07.

PART 9 - INTEREST

9.01           If a Shareholder is required by this Agreement to pay monies to the other Shareholder, other than Default Loans in which event Part 8 shall apply, such monies shall bear interest at the Prime Rate at the time the monies became payable plus 4% per annum calculated and paid monthly until repayment.

PART 10 - GENERAL PROVISIONS

10.01           This Agreement shall terminate:

(a)        If the Company has a receiving order made against it, goes into bankruptcy either voluntarily or involuntarily, or makes a proposal to its creditors; or

(b)        If the parties hereto consent in writing to the termination hereof.

10.02           Any Shareholder who shall have disposed of all of his Interest in compliance with the provisions of this Agreement shall he entitled to the benefit of and be bound by only the rights and obligations which arose pursuant to this Agreement prior to such disposition.

10.03           The Shareholders shall execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

10.04           The provisions herein constitute the entire agreement between the Shareholders and supersedes all previous expectations, understandings, communications, representation and agreements whether verbal or written between the Shareholders with respect to the subject matter hereof.

10.05           Unless otherwise specified herein, any notice required to be given hereunder by any party shall be deemed to have been well and sufficiently given if mailed by prepaid registered mail, telexed or telegraphed to, or delivered at the address of the other party hereinafter set forth:

         If to Gilder Enterprises, Inc.: at its registered offices located at 2300 West Sahara Avenue, Suite 500, Las Vegas, Nevada, USA 89102, Attention: President;

         If to 5G Wireless Communications Pte Ltd.: at its registered offices located at Penthouse Level, Suntec Tower 3, 8 Temasek Boulevard, Singapore 038988, Attention: President;

         If to Michael Peh Hin Tan: at his residence located at #4, Kengchin Road, Singapore, 258707 with a copy to 1344 Whitby Road, West Vancouver, BC, Canada V7S 2N5, Attention: Mr. Dennis Tan

         If to the Company: at its registered offices located at 3639 Garibaldi Drive, North Vancouver, BC, Canada, V7H 2W2, Attention: President;

or at such other address as the parties may from time to time direct in writing, and any such notice shall be deemed to have been received, if mailed, telefaxed or telegraphed, 72 hours after the time of mailing, faxing or telegraphing, and if delivered, upon the date of delivery. If normal mail service, telex service or telegraph service is interrupted by strike, slowdown, force majeure or other cause, a notice sent by the impaired means of communication will not be deemed to be received until actually received and the Party sending the notice shall utilize any other such services which have not been interrupted or shall deliver such notice in order to ensure prompt receipt thereof.

10.06          Time shall be of the essence hereof.

10.07          All disputes between the parties arising under this Agreement, which the parties are unable to resolve between themselves within 30 days, will be resolved by arbitration under the rules of the British Columbia International Commercial Arbitration Centre ("BCICAC") by a sole arbitrator subject to the following:

(a)          Any party may refer any dispute to arbitration by notice to the other and, within 30 days after receipt of such notice, the parties will endeavour to agree on the appointment of a sole arbitrator, who will be capable of commencing the arbitration within 21 days of his appointment. In the event that the parties are unable to agree on an arbitrator, the parties agree to be bound by the rules of the BCICAC providing for the appointment of a sole arbitrator. The arbitrator will be an individual who by a combination of education and experience is competent to adjudicate the matter in dispute and who has indicated his willingness and ability to act as arbitrator

(b)          The decision of the arbitrator will be final and binding upon each of the parties and will not be subject to appeal or judicial review.

10.08          This Agreement shall enure to the benefit of and be binding upon the parties and their respective personal representatives, successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

GILDER ENTERPRISES, INC.

Per:	/s/ Joseph Bowes
Authorized Signatory

Name:	Joseph Bowes

Title:	President

5G WIRELESS COMMUNICATIONS PTE LTD.

Per:	/s/ Michael Tan
Authorized Signatory

Name:	Michael Tan

Title:	Director

Signed, sealed and delivered by:

MICHAEL PEH HIN TAN		(seal)

/s/ Michael Tan
Signature

In the presence of:

WITNESS:	/s/ Hsien Loong Wong
Signature

Name:	Hsien Loong Wong

Occupation:	Manager

Address:	1807-3970 Corrigan Court,

Burnaby

SCHEDULE A

TO THAT SHAREHOLDERS AGREEMENT BETWEEN Gilder Enterprises, Inc., 5G Wireless Communications Pte Ltd., Tan and Nex Connectivity Solutions Inc. (the “Company”) dated for reference the 25th day of May, 2003.

DEFINITIONS

In this Agreement, the following words and phrases, unless there is something in the context inconsistent therewith, will have the following meanings:

1.        “Act” means the Canada Business Corporations Act, R.S., 1985, c. C-44, such as it may be amended from time to time.

2.         “Affiliate” means, with respect to any Shareholder, any corporation which is directly or indirectly controlled by such Shareholder, and if any Shareholder shall be a corporation means, in addition to the foregoing, any corporation which Controls such corporate Shareholder.

3.         “Articles” means the articles of the Company filed at the offices of the Corporations Directorate under the provisions of the Canada Business Corporations Act such as they may be amended from time to time.

4.         “Auditors” means the auditors of the Company from time to time or, where the Company does not have auditors, its independent accountant.

5.         “Bank” means the banker of the Company from time to time.

6.        “Board” means the board of directors of the Company.

7.        “Common Share Purchase Price” means from time to time in relation to a Shareholder and in relation to the Company, that amount which is the product of the number of common shares of the Company registered in the name of such Shareholder and the value per common share of the Company which is issued and outstanding to any Shareholder as of the Valuation Date, based on the latest financial statements of the Company and determined by the Auditors as follows:

(a)        Subject to the following subparagraphs of this definition, the determination of the value per common share shall be determined by the Company’s Auditors in accordance with generally accepted accounting principles, consistently applied;

(b)        Value attributed to goodwill shall be nil;

(c)        No reduction or premium shall be included as a result of a minority or majority position;

(d)        Upon the death of a Shareholder (or a Shareholder’s Representative), life insurance proceeds (if any) received by the Company shall not be taken into account in the valuation of that Shareholder's Common Share Purchase Price;

(e)        The determination of the Auditors shall be final and conclusive; and

(f)	The value per common share of the Company is the greater of:

	(I)	Operating Value Per Share computed as follows:

	1.	Compute an annualized net income after tax amount by multiplying by four (4) the Company’s net income after tax for the most recent preceding quarter of operations;

	2.	Normalize the said annualized net income amount in item 1. above for:

(i) Annual expenses not properly reflected in the quarterly results;

(ii) Any non-recurring expenses included in the above computation, and;

(iii)
Any expenses not be reflected in the Company’s financial statements by warrant of the fact that they relate to goods or services provided to the Company by a Shareholder for consideration other than fair market value;

	3.	Add to the normalized annualized net income after tax, the amount of any interest charges (after tax) on capital asset borrowings;

	4.	Multiply the resulting amount in item 3. by an arbitrary price earnings multiple of ten (10).

	5.	Deduct from the resulting amount in item 4. all Company borrowings, including amounts due to Shareholders;

	6.	Divide the resulting amount in item 5. by the number of common shares issued.

(II)	Break-up Value Per Share computed as follows:

1.
Compute the fair market value of the assets, including contract rights, owned by the Company, including any contract rights for the provision of Internet access services, as represented by the supportable cash value consideration that each individual asset would command, either individually or collectively, in a sale to an independent third party;

	2.	Deduct from the resulting amount in item 1. all Company indebtedness and borrowings, including amounts due to Shareholders;

	3.	Divide the resulting amount in item 2. by the number of common shares issued.

8.        “Control” or “Controls” means:

(a)        The right to exercise a majority of the votes which may be put at a general meeting of the company; and

(b)        The right to elect or appoint directly or indirectly a majority; of the directors of the company or other persons who have the right to manage or supervise the management of the affairs and business of the company.

9.        “Instigator” means any Shareholder (or Shareholders) who elects to give the Compulsory Offer provided in Part 5.

10.       “Investment” means all the right, title and interest of a Shareholder in and to any of the Shares, any Loan and accrued interest thereon (if any), and any other right or claim the Shareholder may have against the Company as a Shareholder, as well as that Shareholder’s interest in and to this Agreement.

11.        “Investment Purchase Price” means, at the Valuation Date in relation to a Shareholder, the sum of his Loan and accrued interest thereon (if any) and the Common Share Purchase Price, less the amount of any advances or loans made by the Company to such Shareholder plus accrued interest thereon (if any).

12.       “Loan” means at the relevant time, and in relation to a specific shareholder any amounts advanced by a Shareholder to the Company that are then outstanding.

13.        “Prime Rate” means the rate of interest from time to time charged by the Bank in accordance with prevailing market conditions on short term loans made to and accepted by its large commercial customers with the highest credit rating.

14.       “Representative” means an individual that is designated as such by a corporate Shareholder or some other person who is firstly approved in writing by the other Shareholders.

15.       “Secretary” means at the relevant time the secretary of the Company.

16.       “Shareholders” means Gilder or 5G or their respective successors or permitted assigns and “Shareholder” means any one of them.

17.       “Shares” means at the relevant time the common shares in the capital of the Company issued and then outstanding.

18.       “Valuation Date” means with respect to the determination of a Shareholder's Common Share Purchase Price and Loan the last day of the month immediately preceding:

(a)	The date of receipt by the Secretary of the Offer under Section 4; or

(b)	The date of a Default under Section 8;

as the case may be.

SCHEDULE B

TO THAT SHAREHOLDERS AGREEMENT BETWEEN Gilder Enterprises, Inc., 5G Wireless Communications Pte Ltd., Tan and Nex Connectivity Solutions Inc. (the “Company”) dated for reference the 25th day of May, 2003.

ESCROW AGREEMENT

THIS AGREEMENT made the ______ day of ______ , __________ .

BETWEEN:

GILDER ENTERPRISES, INC., a Nevada corporation, having its registered offices at 2300 West Sahara Avenue, Suite 500, Las Vegas, Nevada, USA 89102

(hereinafter called “Gilder”)

5G WIRELESS COMMUNICATIONS PTE LTD., a Singapore corporation, having its registered offices at Penthouse Level, Suntec Tower 3, 8 Temasek Boulevard, Singapore 038988.

(hereinafter called “5G”)

AND:

NEX CONNECTIVITY SOLUTIONS INC., a Canadian corporation, having its registered offices at 3639 Garibaldi Drive, North Vancouver, British Columbia, Canada, V7H 2W2.

(hereinafter called the “Escrowholder”)

WHEREAS:

A. By an agreement dated for reference the 25th day of May, 2003 (hereinafter called the "Shareholders Agreement”) between, inter alia, the Vendor and the Purchaser, it was agreed that, in certain circumstances, in the event of a sale and purchase of shares in the capital of Nex Connectivity Solutions Inc. (hereinafter called the “Company”) that any unpaid portion of the purchase price would be secured by the execution and delivery of an escrow agreement;

B. The Vendor is selling and the Purchaser is buying shares in the Company (hereinafter called the "Vendor’s Shares”);

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for and in consideration of the premises and the covenants and agreements herein contained, the parties declare and agree as follows:

1.        The Purchaser has delivered to the Escrowholder a sealed envelope (and the Escrowholder acknowledges receipt thereof) containing the following documents, which shall be held by the Escrowholder in escrow subject to the terms and conditions of this Agreement:

(a)        Share Certificate(s) Numbered _______ in the name of the Purchaser representing ________ common shares in the capital of the Company duly endorsed in blank for transfer;

(b)        A certified copy of a resolution of the directors of the Company consenting to the transfer of the shares represented by the said share certificate to the Vendor;

(c)         A copy of the Shareholders’ Agreement;

(d)        An executed copy of the agreement of purchase and sale (hereinafter called the "Share Purchase Agreement”) of the Vendor’s Shares, if any;

which documents, together with any other documents from time to time delivered to the Escrowholder by the Purchaser pursuant to this Agreement are hereinafter called the "Escrow Documents".

2.        The Escrowholder shall hold the Escrow Documents in escrow and undelivered; and,

(a)        Shall deliver the Escrow Documents to the Purchaser thirty (30) days after receipt by the Escrowholder of a statutory declaration sworn by the Purchaser (or an authorized signatory of the Purchaser, if applicable) stating that all of the obligations of the Purchaser pursuant to this Agreement, the Shareholders Agreement and the Share Purchase Agreement (hereinafter collectively called the “Agreements”), have been performed and completed in full, (together with a certificate of incumbency of the authorized signatory of the Purchaser executed under seal by the secretary of the Purchaser, if applicable) unless then prohibited by an Order of a Court of competent jurisdiction; or,

(b)        Shall deliver the Escrow Documents to the Vendor thirty (30) days after the receipt by the Escrowholder of a statutory declaration sworn by the Vendor (or an authorized signatory of the Vendor, if applicable) stating that the Purchaser is in default of the terms of this Agreement, or the Shareholders’ Agreement or the Share Purchase Agreement, the specifics of such default, and that such default has continued for 14 days after written notice thereof has been given to the Purchaser by the Vendor, unless then prohibited by an order of a Court of competent jurisdiction or unless the Purchaser shall before then have delivered to the Escrowholder a certified cheque payable to the Vendor in an amount sufficient to satisfy the unpaid portion of the purchase price (the acknowledgment of the Vendor in writing being sufficient authority as to the sufficiency of the said cheque) and the Escrowholder shall forthwith upon receipt of any such cheque deliver it to the Vendor;

whichever shall first occur provided that in the event that a Statutory Declaration is received by the Escrowholder pursuant to subparagraph (a) of this part then, until a determination has been made pursuant thereto, the provisions of subparagraph (b) of this part shall be inoperative and in the event that a Statutory Declaration is received the Escrowholder pursuant to subparagraph (b) of this part then, until a final determination has been made pursuant thereto, the provisions of subparagraph (a) of this part shall be inoperative. In the event that the Purchaser should make an application to a Court as is contemplated pursuant to paragraph 2 hereof and such Court should find as a fact that there has been a default under the terms of this Agreement, or the Shareholders’ Agreement, or the Share Purchase Agreement, then regardless of the final decision of such Court, the Vendor shall be entitled to recover from the Purchaser, all of its respective costs incurred in defending or responding to such a Court application on a solicitor and his own client basis.

3.        Upon receipt of the statutory declaration referred to in subparagraph 2(a) of this Agreement the Escrowholder shall forthwith give notice in writing to the Vendor of such receipt and shall send with such notice a copy of the statutory declaration. Upon receipt of the statutory declaration referred to in subparagraph 2(b) of this Agreement the Escrowholder shall forthwith give notice in writing to the Purchasers of such receipt and shall send such notice a copy of the statutory declaration.

4.        In the event the Vendor may require it, the Vendor may appoint a substitute escrowholder provided that such escrowholder is licensed to carry on a trust or banking business in Canada or that the Purchaser and the Vendor otherwise jointly agree on the substitute escrowholder appointed.

5.        Until and unless the Escrowholder receives a statutory declaration from the Vendor as is contemplated in subparagraph 2(b) hereof and pursuant to which it delivers the Ecrow Documents to the Vendor, the Purchaser shall be entitled:

(a)       Subject to the provisions of the relevant company act, to exercise all voting rights with respect to the Vendor’s Shares for all purposes not inconsistent with the terms of the Agreements;

(b)       Subject to the provisions of the relevant company act, to receive all dividends and other distributions in respect of the Vendor’s Shares made in compliance with the provisions of the Agreements provided, however, that:

(i)        Any share representing stock dividends or distributions in respect of the Vendor’s Shares or resulting from a split, revision or reclassification of the Vendor’s Shares, or received in exchange for the Vendor’s Shares as a result of an amalgamation or merger, shall be pledged and deposited with the Escrowholder hereunder; and

(ii)      1/2 of any cash dividends paid to the Purchasers in respect of the Vendor’s Shares shall forthwith be paid by the Purchasers to the Vendor to reduce the amounts of the unpaid balance of the purchase price for the Vendor’s Shares;

(c)       Subject to the other provisions of the Agreements and all other agreements made pursuant thereto, to conduct the operations of the Company in such manner as it may consider in the best interests of the Company.

6.        In the event that the Vendor gives the Escrowholder notice as is provided in subparagraph 2(b), all dividends shall be paid to the Escrowholder and held by it and if the Escrow Documents are delivered to the Vendor as is contemplated hereunder, any dividends paid from the time of the notice until delivery of the Escrow Documents shall be remitted by the Escrowholder to the Vendor.

7.        The remedies of the Vendor hereunder are in addition to and shall be concurrent with and without prejudice to and not in substitution for any rights or remedies at law or in equity which the Vendor may have to enforce its under the Share Purchase Agreement, the Shareholders’ Agreement or any agreements made pursuant thereto.

8.        Any notice required to be given hereunder by any party shall be deemed to have been well and sufficiently given if mailed by prepaid registered mail, telexed or telegraphed to, or delivered at, the address of the other party hereinafter set forth:

            If to Gilder Enterprises, Inc.: at its registered offices located at 2300 West Sahara Avenue, Suite 500, Las Vegas, Nevada, USA 89102, Attention: President;

            If to 5G Wireless Communications Pte Ltd.: at its registered offices located at Penthouse Level, Suntec Tower 3, 8 Temasek Boulevard, Singapore 038988, Attention: President;

            If to the Escrowholder: at its registered offices located at 3639 Garibaldi Drive, North Vancouver, BC, Canada, V7H 2W2, Attention: President;

or at such other address as the parties may from time to time direct in writing, and any such notice shall be deemed to have been received, if mailed, telefaxed or telegraphed, 72 hours after the time of mailing, faxing or telegraphing, and if delivered, upon the date of delivery. If normal mail service, telex service or telegraph service is interrupted by strike, slowdown, force majeure or other cause, a notice sent by the impaired means of communication will not be deemed to be received until actually received and the Party sending the notice shall utilize any other such services which have not been interrupted or shall deliver such notice in order to ensure prompt receipt thereof.

9.        The Purchaser shall pay from time to time the reasonable fees and expenses of the Escrowholder in connection with the performance of its duties hereunder and the Vendor guarantees payment thereof. The Purchaser and the Vendor shall indemnify and save harmless the Escrowholder of and from all other claims, demands, damage, loss and expense arising out of its performance of its duties hereunder.

10.       The Escrowholder shall be deemed to have no notice or knowledge of the contents of the sealed envelope delivered hereunder and shall have no responsibility in respect of loss of the Escrow Documents except the duty to exercise reasonable care in the safekeeping thereof. The Escrowholder may act herein on the advice of Counsel but shall not be responsible for acting or failing to act on the advice of Counsel.

11.       This Agreement shall enure to the benefit of and be binding upon the Vendor, the Purchasers and the Escrowholder and their respective personal representatives successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

GILDER ENTERPRISES, INC.

Per:
Authorized Signatory

Name:
Title:

5G WIRELESS COMMUNICATIONS PTE. LTD.

Per:
Authorized Signatory

Name:
Title:

NEX CONNECTIVITY SOLUTIONS INC.

Per:
Authorized Signatory

Name:
Title:

SCHEDULE C

TO THAT SHAREHOLDERS AGREEMENT BETWEEN Gilder Enterprises, Inc., 5G Wireless Communications Pte Ltd., Tan and Nex Connectivity Solutions Inc. (the “Company”) dated for reference the 25th day of May, 2003.

EQUIPMENT AND SOFTWARE TO BE PROVIDED BY 5G

Item	Fair Market Value as at May 31, 2003
Equipment
1. Lucent Remote Outdoor Router S/N 00UT38261186	US$800
2. Lucent Access Point S/N 00UT46251749	$500
3. Lucent Access Point S/N 00UT43251420	$500
4. Lucent Access Point S/N 00UT40260357	$500
5. Lucent Access Point S/N 00UT43260198	$500
6. Lucent Access Point S/N 00UT45272142	$500
7. 12 wireless cards and peripheral antenna connectors for items 1. to 6.	US$1,200

Equipment subtotal	US$4,500
Software
8. Proprietary Radius Authentication Software + Random Password/UserID Input (Prepaid Cards)	US$7,500

– This software authenticates a qualified user, tracks
his usage to prevent multiple simultaneous access, and
locks out unpaid users.
Total Equipment and Software	US$12,000

SCHEDULE D

TO THAT SHAREHOLDERS AGREEMENT BETWEEN Gilder Enterprises, Inc., 5G Wireless Communications Pte Ltd., Tan and Nex Connectivity Solutions Inc. (the “Company”) dated for reference the 25th day of May, 2003.

GUARANTEE AGREEMENT

THIS AGREEMENT made the 25th day of May, 2003,

BETWEEN:

GILDER ENTERPRISES, INC., a Nevada corporation, having its registered offices at 2300 West Sahara Avenue, Suite 500, Las Vegas, Nevada, USA 89102

Hereinafter called the "Lender",
OF THE FIRST PART,

- and -

[insert name of Guarantor], a [insert jurisdiction of incorporation / nationality] [corporation], [resident / having its registered offices] at . [insert address] .

Hereinafter called the "Guarantor",
OF THE SECOND PART.

                   WHEREAS [insert name of JV entity debtor] (the "Debtor") was established in order to pursue the [insert jurisdiction] operations of a North American joint venture (“JV”) between the Lender, 5G Wireless Communications Pte Ltd, and Michael Peh Hin Tan, with the purpose of building a specialized Internet access networks business in Canada;

                   AND WHEREAS 5G Wireless Communications Pte Ltd. is a Singapore company controlled by the Tan;

                   AND WHEREAS pursuant to a Shareholder Agreement dated the 25th day of May, 2003 (the “Agreement”) between the Lender, 5G Wireless Communications Pte Ltd. and Tan, the Debtor will be indebted to the Lender for funds to be advanced from time to time under the Agreement;

                   AND WHEREAS, pursuant to the Agreement to which the Guarantor is a party, the indebtedness of the Debtor to the Lender will be evidenced by Demand Promissory Notes issued from time to time and on such terms as are provided for in the Agreement;

                   AND WHEREAS the Lender has:

1.
Committed substantial working capital and significant management resources to the start-up and ongoing operations of the planned JV business, whose ultimate success will depend completely upon the continuing good faith performance and ongoing best efforts of the Guarantor to succeed;

2.	Provided funding for substantially all of the initial cash requirements of the Debtor;

3.	Contributed a significantly larger shareholder loan than 5G based upon the respective ownership interests in the Debtor, from which contribution 5G stands to benefit;

4.	Undertaken to apply its best efforts to secure future funding for the JV, which will require the Lender to:

	a)	expend significant ongoing corporate resources and management time in pursuing a US public market listing for its shares;
	b)	base its regulatory filings in this regard substantively on its interest in the JV business; and
	c)	while there can be no assurance that the Lender will be successful in attaining a public listing, all costs incurred by the Lender in this regard would be directly attributable to the present commitments of the Guarantor.

                   NOW THIS AGREEMENT WITNESSETH that, in consideration of the premises, the Guarantor covenants and agrees with the Lender as follows:

SECTION I

GUARANTEE

1.1
The Guarantor unconditionally guarantees and covenants with the Lender that the Debtor will duly and punctually pay to the Lender the principal of, interest on and all other moneys owing under the Demand Promissory Notes as and when the same become due and payable according to the terms of the Demand Promissory Notes.

1.2

The Guarantor hereby acknowledges communication of the terms of the Demand Promissory Notes, as provided for in the Agreement, and consents to and approves of the same. The Guarantee herein contained shall take effect and be binding upon the Guarantor notwithstanding any defect in or omission from the Demand Promissory Notes or any non-registration or non-filing or defective registration or filing or by reason of any failure of the security intended to be created by the Demand Promissory Notes.

1.3
The liability of the Guarantor under Section 1.1 hereof shall be joint and several with that of the Debtor and shall be absolute and unconditional. The Guarantor shall for all purposes of the guarantee be regarded as in the same position as a principal debtor, and hereby expressly waives judgment, demand, presentment, protest and notice thereof and of default. The obligation of the Guarantor hereunder shall be deemed to arise in respect of each default.

SECTION II

DEFAULT AND ENFORCEMENT

2.1
If the Debtor shall default in making payment of the principal of, interest on or any other moneys owing under the Demand Promissory Notes as and when the same become due and payable, then the Guarantor shall forthwith on demand by the Lender pay to the Lender the principal, interest and other moneys in default.

2.2
If the Guarantor shall fail forthwith on demand to make good any such default, the Lender may in its discretion proceed with the enforcement of its rights hereunder and may proceed to enforce such rights or from time to time thereof prior to, contemporaneously with or after any action taken under the Demand Promissory Notes.

2.3
All sums paid to or recovered by the Lender pursuant to the provisions hereof shall be applied by it in payment of the principal, interest and other moneys owing on the Demand Promissory Notes in such order as the Lender in its sole discretion may determine.

2.4
The Lender may waive any default of the Guarantor hereunder upon such terms and conditions as it may determine provided that no such waiver shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.

2.5
Any moneys paid by or recovered from the Guarantor hereunder shall be held to have been paid pro tanto in discharge of the liability of the Guarantor hereunder, but not in discharge of the liability of the Debtor, and in the event of any such payment by or recovery from the Guarantor, the Guarantor hereby assigns any rights with respect to or arising from such payment or recovery (including without limitation any right of subrogation) to the Lender unless or until the Lender has received in the aggregate payment in full of all moneys owing on the Demand Promissory Notes.

SECTION III

RELEASE AND DISCHARGE

3.1
The liability of the Guarantor hereunder shall not be limited, released, discharged or in any way affected by any release, loss or alteration in or dealing with the security under the Demand Promissory Notes, or by time being given to the Debtor or to any person whomsoever by the Lender; or by any amendment of the Demand Promissory Notes; or by any compromise, arrangement, composition or plan of reorganization affecting the Debtor or the security under the Demand Promissory Notes; or by release of any person liable directly or as surety or otherwise; or by waiver of any default under the Demand Promissory Notes, or by any dealings whatsoever between the Lender and the Debtor or any other person or person whomsoever, or by any other act, omission or proceedings in relation to the Demand Promissory Notes or this Agreement whereby the Guarantor might otherwise be released or exonerated or the liabilities and obligations of the Guarantor hereunder affected.

3.2
After all moneys payable by the Debtor under the Demand Promissory Notes have been paid in full, this Guarantee will cease and become null and void and the Lender shall, at the request of and at the expense of the Guarantor execute and deliver a Release to the Guarantor.

SECTION IV

MISCELLANEOUS

4.1	This Agreement shall be governed by or construed exclusively in accordance with the laws of the province of British Columbia, Canada.

4.2	In this Agreement, the singular includes the plural and gender refers to all genders.

4.3
This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations, representations and proposals written or oral, relating to its subject matter.

4.4	Any notice to be given hereunder shall be valid and effective if such notice is sent by first class mail, postage prepaid, addressed to or personally delivered: to the Lender at:

2300 West Sahara Avenue, Suite 500 Las Vegas, Nevada USA 89102

and to the Guarantor at:

[insert Guarantor’s notice address]

with a copy to

[insert alternate Guarantor’s notice address, as appropriate]

Any notice so given by mail shall be deemed to have been given on the third business day following the date of mailing and any notice so given by being personally delivered shall be deemed to have been given when so delivered.

4.5
Any term or provision of this Agreement can be modified only with the written consent of both parties. The failure of either party to exercise any right or to insist on strict compliance with the provisions hereof shall not constitute a waiver of the provisions of this Agreement with respect to any other or subsequent breach hereof nor a waiver of its right to require strict compliance with the provisions of this Agreement.

SECTION V

LIMITATION OF LIABILITY

5.1
Notwithstanding anything herein contained, it is agreed by and between the Lender and the Guarantor that the liability of the Guarantor hereunder shall be limited to the sum of US $75,000 and interest thereon at the rate of Bank Prime (as determined from time to time by the Debtor’s bank) plus 4% from the date of demand by the Lender on the Guarantor hereunder until payment in full by the Guarantor of all moneys owing hereunder.

IN WITNESS WHEREOF the Guarantor has executed these presents.

[If individual sign as:]
Signed, sealed and delivered by:

	[insert Guarantor name]	(seal)

Signature

In the presence of:

WITNESS:

Signature

Name: _________________________________________
Occupation: ____________________________________
Address: _______________________________________

[If corporation sign as:]

[insert Guarantor name]

Per: __________________________________
Authorized Signatory

Name: _________________________________________
Title: __________________________________________

SCHEDULE E

TO THAT SHAREHOLDERS AGREEMENT BETWEEN Gilder Enterprises, Inc., 5G Wireless Communications Pte Ltd., Tan and Nex Connectivity Solutions Inc. (the “Company”) dated for reference the 25th day of May, 2003.

SECURITY AGREEMENT

THIS AGREEMENT made this 25th day of May, 2003

BETWEEN:

GILDER ENTERPRISES, INC., a Nevada corporation, having its registered offices at 2300 West Sahara Avenue, Suite 500, Las Vegas, Nevada, USA 89102

Hereinafter called the "Lender",
OF THE FIRST PART,

- and -

[insert name of Guarantor], a [insert jurisdiction of incorporation / nationality] [corporation], [resident / having its registered offices] at [insert address] .

Hereinafter called the "Guarantor",
OF THE SECOND PART.

                   WHEREAS [insert name of JV entity debtor] (the "Debtor") was established in order to pursue the [insert jurisdiction] operations of a North American joint venture (“JV”) between the Lender, 5G Wireless Communications Pte Ltd, and Michael Peh Hin Tan, with the purpose of building a specialized Internet access networks business in Canada;

                   AND WHEREAS 5G Wireless Communications Pte Ltd. is a Singapore company controlled by the Tan;

                   AND WHEREAS pursuant to a Shareholder Agreement dated the25th day of May, 2003 (the “Agreement”) between the Lender, 5G Wireless Communications Pte Ltd. and Tan, the Debtor will be indebted to the Lender for funds to be advanced from time to time under the Agreement;

                   AND WHEREAS, pursuant to the Agreement to which the Guarantor is a party, the indebtedness of the Debtor to the Lender will be evidenced by Demand Promissory Notes issued from time to time and on such terms as are provided for in the Agreement;

                   AND WHEREAS pursuant the Agreement, the Guarantor has provided to the Lender its Guarantee of the indebtedness of the Debtor;

1.

Grant of Security Interest

As a general and continuing security for the payment of all obligations, indebtedness and liabilities of the Debtor or the Guarantor to the Lender whether incurred prior to, at the time of, or subsequent to the execution hereof, including extensions or renewals, and all other liabilities of the Debtor or the Guarantor to the Lender direct or indirect, wheresoever and howsoever incurred and any ultimate unpaid balance thereof, including, without restricting the generality of the foregoing, advances to the Debtor under fixed or revolving credits established from time to time, letters of credit whether or not drawn upon, issued by the Lender with respect to the Debtor, and the obligation and liability of the Guarantor under any contract of guarantee now or hereafter in existence whereby the Guarantor guarantees payment of the debts, liabilities and obligations of a third party to the Lender, (all of the foregoing being herein called, and included in, the "Obligations"), the Guarantor hereby grants to the Lender a continuing security interest in all of the undertakings of the Guarantor and in all Goods, Chattel Paper, Documents of Title, Instruments, Intangibles, Securities and any other personal property or rights now or hereafter owned or acquired by the Guarantor (all of the foregoing being herein called, and included in, the "Collateral").

2.	Representations and Warranties of Guarantor The Guarantor hereby warrants and agrees with the Lender as follows:

(a)             The Guarantor will not, during the currency of this Agreement, give any further or other security agreement covering the Collateral to any party other than the Lender and no financing statement (other than any which may be filed on behalf of the Lender) covering any of the Collateral is now or will be on file in any public office while this Security Agreement remains outstanding, save that the Guarantor may create a purchase money security interest in collateral hereafter acquired but only if such interest is perfected and notification thereof given to the Lender pursuant to the provisions of the governing statutes in that behalf.

(b)             That except for the security interest granted hereby, the Guarantor is, or, as to Collateral acquired after the date hereof (save a purchase money security interest as above described) will be the owner of the Collateral, free from any adverse lien, security interest or encumbrance, and agrees that it will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

(c)             The Guarantor's principal place of [residence/business] where it keeps its records respecting the Collateral, is that given at the beginning of this Agreement and all other places assets of the Guarantor may be located are listed on Schedule "A" hereto. If the Guarantor changes its principal place of [residence/business], or the locations where it keeps its assets respecting the Collateral, or acquires other assets, or establishes other places of [occasional residence/business], it will promptly notify the Lender.

(d)             The Guarantor shall from time to time forthwith on request furnish to the Lender in writing all information requested relating to the Collateral and the Lender shall be entitled from time to time to inspect the aforesaid Collateral and to take temporary custody of and make copies of all documents relating to the Collateral and for such purposes the Lender shall have access to all premises occupied by the Guarantor or where the Collateral or any of it may be found.

 (e)             The Guarantor shall from time to time forthwith on the Lender's request do, make and execute all such financing statements, further assignments, documents, acts, matters and things as may be required by the Lender of or with respect to the Collateral or any part thereof or as may be required to give effect to these presents, and the Guarantor hereby constitutes and appoints the Manager or acting Manager for the time being of the above-mentioned office of the Lender, or any receiver appointed by the Court or Lender as hereafter set out, the true and lawful attorney of the Guarantor irrevocably with full power of substitution to do, make and execute all such assignments, documents, acts, matters or things with the right to use the name of the Guarantor whenever and wherever it may be deemed necessary or expedient.

(f)             The Guarantor shall keep the inventory and equipment insured against loss by fire and such other risks as the Lender may reasonably require for their full insurable value and will pay all premiums in connection with such insurance. All policies of insurance and the proceeds thereof will be held in trust by the Guarantor for the benefit of the Lender under the provisions of this Agreement. If the Guarantor neglects to provide such insurance, the Lender may obtain the same and charge the premiums therefor to the Guarantor, together with interest at the rate currently charged to the Guarantor under its obligations to the Lender at the date of payment of the premium by the Lender.

2.	Default At the option of the Lender, the security hereby granted shall become enforceable upon the happening of any of the following events:

	(a)	If the Debtor or the Guarantor fail to pay or perform when due any of the Obligations;

	(b)	If the Debtor or the Guarantor fail to perform any provisions of this Agreement or of any other agreement to which the Debtor or the Guarantor and the Lender are parties;

	(c)	If any of the representations and warranties in this Agreement was incorrect when made or deemed to have been made;

	(d)	If the Debtor or the Guarantor ceases or threatens to cease to carry on its business, commits an act of bankruptcy, becomes insolvent, makes an assignment or bulk sale of its assets, or proposes a compromise or arrangement to its creditors;

	(e)	If any proceeding is taken with respect to a compromise or arrangement, or to have the Debtor or the Guarantor declared bankrupt or wound up, or to have a receiver appointed of any part of the Collateral or if any encumbrancer takes possession of any part thereof;

	(f)	If any execution, sequestration or other process of any court becomes enforceable against the Debtor or the Guarantor or if any distress or analogous process is levied upon the Collateral or any part thereof;

(g)	If the Lender in good faith believes that the prospect of payment or performance of any of the Obligations is impaired;

and in such event:

(a)
The Lender may, in addition to any other rights, appoint by instrument in writing a receiver of all or any part of the collateral and remove or replace such receiver from time to time or may institute proceedings in any Court of competent jurisdiction for the appointment of such a receiver. Where the Lender is hereafter in this paragraph referred to the terms shall, where the context permits, include any Receiver so appointed and the officers, employees, servants or agents of such Receiver.

(b)
The Guarantor will forthwith upon demand assemble and deliver to the Lender possession of all the Collateral at such place as may be specified by the Lender. In any event, at its option the Lender may take such steps as it considers necessary or desirable to obtain possession of all or any part of the Collateral, and to that end the Guarantor agrees that the Lender may by its servants, agents or Receiver at any time during the day or night, enter upon lands and premises, and if necessary break into houses, buildings and enclosures, wheresoever and whatsoever where the Collateral may be found for the purpose of taking possession of and removing the Collateral or any part thereof.

(c)
The Lender may seize, collect, realize, borrow money on the security of, release to third parties or otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions and at such time or times as may seem to it advisable and without notice to the Guarantor (except as otherwise required by any applicable law), and may charge on its own behalf and pay to others reasonable sums for expenses incurred and for services rendered (expressly including legal advices and services, and receivers and accounting fees) in or in connection with seizing, collecting, realizing borrowing on the security of, selling or obtaining payment of the Collateral and may add the amount of such sums to the indebtedness of the Debtor.

(d)
At its option, to be notified to the Guarantor in the manner provided by the governing statute, the Lender may elect to retain all or any part of the Collateral in satisfaction of the obligations to it of the Debtor or the Guarantor.

(e)
The Lender shall not be liable or accountable for any failure to seize, collect, realize, sell or obtain payment of the Collateral or any part thereof and shall not be bound to institute proceedings for the purpose of seizing, collecting, realizing or obtaining possession or payment of the same or for the purpose of preserving any rights of the Lender, the Debtor or the Guarantor or any other person, firm or corporation in respect of same.

(f)
The Lender may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, release any part of the Collateral to third parties and otherwise deal with the Debtor, the Guarantor, debtors of the Debtor or the Guarantor, sureties and others and with the Collateral and other securities as the Lender may see fit without prejudice to the liability of the Debtor or the Guarantor or the Lender's right to hold and realize the Collateral.

(g)
All monies collected or received by the Lender in respect of the Collateral may be applied on account of such parts of the indebtedness and liability of the Debtor or the Guarantor as to the Lender seems best or may be held unappropriated in a collateral account or in the discretion of the Lender may be released to the Debtor or the Guarantor, all without prejudice to the Lender's claims upon the Debtor or the Guarantor.

(h)
In the event of the Lender taking possession of the said Collateral, or any part thereof in accordance with the provisions of this Agreement, the Lender shall have the right to maintain the same upon the premises on which the Collateral may then be situate, and for the purpose of such maintaining shall be entitled to the free use and enjoyment of all necessary buildings, premises, housing, shelter and accommodation for the proper maintaining, housing and protection of the said Collateral, and for its servant or servants, assistant or assistants, and the Guarantor covenants and agrees to provide the same without cost or expense to the Lender until such time as the Lender shall determine in its discretion to remove, sell or otherwise dispose of the said Collateral so taken possession of by it as aforesaid.

(i)
To facilitate the realization of the Collateral the Lender may carry on or concur in the carrying on of all or any part of the business of the Debtor or the Guarantor and may to the exclusion of all others, including the Debtor or the Guarantor, enter upon, occupy and use all or any of the premises, buildings, plant and undertaking of or occupied or used by the Debtor or the Guarantor and use all or any of the tools, machinery and equipment of the Debtor or the Guarantor for such time as the Lender sees fit, free of charge, to manufacture or complete the manufacture of any inventory and to pack and ship the finished product, and the Lender shall not be liable to the Debtor or the Guarantor for any neglect in so doing or in respect of any rent, charges, depreciation or damages in connection with such actions.

(j)
The Lender may, if it deems it necessary for the proper realization of all or any part of the Collateral, pay any encumbrance, lien, claim or charge that may exist or be threatened against the same and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith shall be added to the obligations of the Debtor to the Lender as hereby secured, and shall bear interest at the rate currently charged to the Debtor under its obligations to the Lender at the date of payment thereof by the Lender.

(k)
If after all the expenses of the Lender in connection with the preservation and realization of the Collateral as above described shall have been satisfied and all obligations, including contingent obligations, of the Debtor to the Lender shall have been satisfied and paid in full together with interest, any balance of monies in the hands of the Lender arising out of the realization of the Collateral, shall be paid to any person other than the Debtor or the Guarantor whom the Lender knows to be the owner of the Collateral, and in the absence of such knowledge, such balance shall be paid to the Debtor.

3.	Dealing with Collateral by the Guarantor:

(a) The Guarantor in the ordinary course of its business may lease or sell items of inventory, so that the purchaser thereof takes title clear of the security interest hereby created, but if such sale or lease results in an account receivable, such account receivable is subject to the security interest hereby created.

(b)             In the event that the Guarantor shall collect or receive any of the accounts receivable or shall dispose of and be paid for any of the other Collateral covered by this Agreement, all non-cash proceeds of such disposition shall be subject to the security interest hereby created and all monies so collected or received by the Guarantor shall be received as Trustee for the Lender and shall be held separate and apart from other monies of the Guarantor, and shall forthwith be paid over to the Lender.

4.
This Agreement is in addition to and not in substitution for any other agreement between the parties creating a security interest in all or part of the Collateral, and whether heretofore or hereafter made, and the terms of such other agreement or agreements shall be deemed to be continued unless expressly provided to the contrary in writing and signed by the parties.

5.
Any notice required to be given to the Guarantor or the Lender may be sent by prepaid registered mail addressed to the appropriate party at the address above shown, or such further or other address as such party may notify to the other in writing from time to time, and if so sent, the notice shall be deemed to have been given on the fifth day following the day when it is deposited in the post office.

6.	Any failure of the Lender to exercise any right set out in this Agreement in any particular instance shall not constitute a waiver thereof in any other instance.

7.
All rights of the Lender hereunder shall be assignable and in any action brought by an assignee to enforce such rights, the Guarantor shall not assert against the assignee any claim or defence which the Guarantor now has or may hereafter have against the Lender.

8.
This Agreement shall be interpreted in accordance with the laws of the Province of British Columbia. Reference to the governing statute shall be to the Personal Property Security Act of British Columbia as amended from time to time.

9.
This Agreement and everything herein contained shall extend to and bind and may be taken advantage of by the respective heirs, executors, administrators, successors and assigns, as the case may be, of each and every of the parties hereto, and where there is more than one Guarantor or there is a female party or a corporation, the provisions hereof shall be read with all grammatical changes thereby rendered necessary and where there is more than one Guarantor all covenants shall be deemed to be joint and several.

IN WITNESS WHEREOF THE GUARANTOR has executed these presents.

[If individual sign as:]
Signed, sealed and delivered by:

[insert Guarantor name]	(seal)

Signature

In the presence of:

WITNESS:

Signature

Name:__________________________________________
Occupation: _____________________________________
Address: _______________________________________

[If corporation sign as:]

[insert Guarantor name]

Per: ___________________________________________
Authorized Signatory

Name:__________________________________________
Title: __________________________________________

Schedule "A"

     ADDRESSES OF THE GUARANTOR WHERE
ALL OR PART OF THE COLLATERAL MAY BE FOUND

1.

2.

3.

DATED: May 25, 2003

BETWEEN:

[insert name of Guarantor]

- and -

GILDER ENTERPRISES, INC.

SECURITY AGREEMENT